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Exhibit 23.2

Independent Auditors' Consent

        We consent to the incorporation by reference in this Registration Statement of Rinker Group Limited on Form S-8 of our report dated May 20, 2003, except for Notes 38 and 39, as to which the date is June 25, 2003, appearing in the Registration Statement on Form 20-F of Rinker Group Limited filed September 26, 2003.

/s/ DELOITTE TOUCHE TOHMATSU

Deloitte Touche Tohmatsu
Chartered Accountants

Sydney, Australia

November 21, 2003

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Independent Auditors' Consent